UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2009

Endocare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Technology Drive
Irvine, California 92618
(Address of principal executive offices)
949-450-5400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 20, 2009, Endocare, Inc. (the “Company”) received a deficiency letter (the “Nasdaq Letter”) from the staff of The Nasdaq Stock Market (“NASDAQ”) notifying the Company that, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, the Company no longer satisfies the $2.5 million minimum stockholders’ equity requirement for continued listing of the Company’s common stock on the NASDAQ Capital Market, as set forth in NASDAQ Marketplace Rule 5550(b)(1).
     Under NASDAQ Marketplace Rules, the Company has 15 days to submit a plan to regain compliance. The Company currently intends to timely file a plan with NASDAQ. Under NASDAQ Marketplace Rules, the Company must submit its plan by June 4, 2009, and, if it is accepted, the Company will then be given up to 105 calendar days from the date of the May 20 letter to regain compliance.
     On May 27, 2009, Endocare issued a press release announcing its receipt of the NASDAQ Letter. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
Date: May 27, 2009	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer